UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31A Leningradsky Prospekt Moscow, Russia	125284
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +7-495-785-6347

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders

On December 17, 2015, CTC Media, Inc., a Delaware corporation (the “Company”), held a special meeting of stockholders in order to vote upon the following matters, which are more fully described in the Company’s definitive proxy statement:

•                  The proposal to approve the sale to UTV-Management LLC (“UTV-Management”) of 75% of the outstanding participation interests in CTC Investments LLC, the Company’s wholly owned subsidiary (“CTC Investments”), and the issuance of an additional, new participation interest in CTC Investments to UTV-Management or its affiliate following the closing of the sale, which would result in UTV-Management (together with its affiliate) holding 80% of CTC Investments (the “Sale”), pursuant to the Framework Agreement, dated as of September 24, 2015, by and between the Company and UTV Management, as amended.

•                  The proposal to adopt the Agreement and Plan of Merger, dated as of November 16, 2015 (the “Merger Agreement”), by and between the Company and CTCM Merger Sub, Inc., the Company’s wholly owned subsidiary (“Merger Sub”), whereby Merger Sub will merge with and into the Company, with the Company surviving and each holder of the Company’s common stock as of the effective time of the merger (other than Telcrest Investments Limited, which holds shares of the Company’s common stock that, as of the date of the special meeting of stockholders, have been identified as blocked property pursuant to applicable sanctions associated with the Specially Designated Nationals and Blocked Persons List of the U.S. Department of Treasury, Office of Foreign Assets Control) becoming entitled to receive cash consideration per share based on the aggregate amount of the Company’s available cash as of the time of the merger.

•                  The advisory (non-binding) proposal to approve the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise related to the proposed transactions.

At the special meeting, a total of 98,165,759 shares (approximately 62.88%) of the Company’s common stock outstanding and entitled to vote at the special meeting were represented either in person or by proxy. The results for each matter presented to the Company stockholders are as follows:

The Company stockholders approved the Sale by the following votes:

97,811,695 Shares FOR
323,198 Shares AGAINST
30,866 Shares ABSTAIN

The Company stockholders adopted the Merger Agreement by the following votes:

84,911,056 Shares FOR
13,187,918 Shares AGAINST
66,785 Shares ABSTAIN

The Company stockholders approved the advisory (non-binding) proposal to approve the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise related to the proposed transactions by the following votes:

92,936,347 Shares FOR
4,806,650 Shares AGAINST
422,762 Shares ABSTAIN

Item 8.01.                                        Other Events

On December 17, 2015, the Company issued a press release announcing the results of the voting at the special meeting, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits

(d)                                 Exhibits

99.1                        Press release dated December 17, 2015, announcing results of a special meeting of stockholders held on December 17, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: December 18, 2015	By:	/s/ STANISLAV PLOSHCHENKO
		Name:	Stanislav Ploshchenko
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 17, 2015, announcing results of a special meeting of stockholders held on December 17, 2015.